Exhibit 16.1

April 26, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

Commissioners:

We have read and agree with the comments contained in Item 4.01 to Form 8-K of Silver Pearl Enterprises, Inc., dated April 22, 2010, as they relate to our firm.

Regards,
The Hall Group, CPAs

100 Crescent Court, Suite 700 Dallas, Texas 75201 Ph: (214) 22-1315	■	Fax: (972) 420-0032	■	www.thehallgroupcpas.com	■	401 E. Corporate Drive, Suite 270 Lewisville, Texas 75057 Ph: (973) 315-1315